NORTHEAST UTILITIES SYSTEM                   Exhibit 21
                     SUBSIDIARIES OF THE REGISTRANT


Northeast Utilities

        The Connecticut Light and Power Company (100%)
                -       CL&P Capital, L.P. (3%)
                -       Research Park, Inc. (100%)
                -       The City and Suburban Electric and Gas Company (100%)
                -       Electric Power Incorporated (100%)
                -       The Connecticut Transmission Corporation (100%)
                -       The Nutmeg Power Company (100%)
                -       The Connecticut Steam Company (100%)
                -       CL&P Receivables Corporation (100%)
                -       Connecticut Yankee Atomic Power Company (34.5%)
                -       Yankee Atomic Electric Company (24.5%)
                -       Maine Yankee Atomic Power Company (12%)
                -       Vermont Yankee Nuclear Power Corporation (9.5%)

        Public Service Company of New Hampshire (100%)
                -       Properties, Inc. (100%)
                -       New Hampshire Electric Company (100%)
                -       Connecticut Yankee Atomic Power Company (5%)
                -       Yankee Atomic Electric Company (7%)
                -       Maine Yankee Atomic Power Company (5%)
                -       Vermont Yankee Nuclear Power Corporation (4%)

        North Atlantic Energy Corporation (100%)

        North Atlantic Energy Service Corporation (100%)

        Western Massachusetts Electric Company (100%)
             -    WMECO Receivables Corporation (100%)
                -       Connecticut Yankee Atomic Power Company (9.5%)
                -       Yankee Atomic Electric Company (7%)
                -       Maine Yankee Atomic Power Company (3%)
                -       Vermont Yankee Nuclear Power Corporation (2.5%)

        Holyoke Water Power Company (100%)
                -       Holyoke Power and Electric Company (100%)

        Charter Oak Energy, Inc. (100%)
                -       COE Development Corporation (100%)
                -       COE Argentina II Corp. (100%)
                -       COE Ave Fenix Corporation (100%)

        Northeast Nuclear Energy Company (100%)

        Northeast Utilities Service Company (100%)

        The Quinnehtuk Company (100%)

        The Rocky River Realty Company (100%)




        NU Enterprises, Inc. (100%)
                -       Northeast Generation Company (100%)
                -       Northeast Generation Services Company (100%)
                -       Mode 1 Communications, Inc.  (100%)
                -       Select Energy, Inc. (100%)
                -       HEC Inc. (100%)
                        -       HEC International Corporation (100%)
                        -       HEC Energy Consulting Canada, Inc. (100%)
                        -       Southwest HEC Energy Services L.L.C. (99%)